PROXY

ANDINA ACQUISITION CORP. II
250 West 57th Street

Suite 2223

New York, New York 10107

EXTRAORDINARY GENERAL MEETING

[________ __], 2018

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

ANDINA ACQUISITION CORP. II

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON

[______ __], 2018

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus/Information Statement in connection with the Extraordinary General Meeting to be held at 11:00 a.m. EST on [______ __], 2018 at the offices of Graubard Miller, counsel to Andina, at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, United States of America, and hereby appoints Mauricio Orellana and Eric Carrera, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Andina Acquisition Corp. II (“Andina”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus/Information Statement.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1A AND 1B (THE MERGER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 2 BELOW, “FOR” EACH OF PROPOSALS 3A THROUGH 3D (THE CHARTER PROPOSALS) BELOW, “FOR” PROPOSAL 4 (THE INCENTIVE COMPENSATION PLAN PROPOSAL) BELOW, “FOR” PROPOSAL 5 (THE PIPE PROPOSAL) BELOW AND “FOR” PROPOSAL 6 (THE ADJOURNMENT PROPOSAL) BELOW.

THE ANDINA BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1A AND 1B (THE MERGER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 2 BELOW, “FOR” EACH OF PROPOSALS 3A THROUGH 3D (THE CHARTER PROPOSALS) BELOW, “FOR” PROPOSAL 4 (THE INCENTIVE COMPENSATION PLAN PROPOSAL) BELOW, “FOR” PROPOSAL 5 (THE PIPE PROPOSAL) BELOW AND “FOR” PROPOSAL 6 (THE ADJOURNMENT PROPOSAL) BELOW.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

PROXY

1.	To approve the following proposals:

1a.	The merger of Andina with and into Andina II Holdco Corp. (“Holdco”), with Holdco surviving and becoming a new public company.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

1b.	The subsequent merger of Andina II Merger Sub Inc. with and into Lazy Days’ R.V. Center, Inc. (“Lazydays”), with Lazydays surviving and becoming a direct wholly owned subsidiary of Holdco.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	To elect the following directors who, upon the consummation of the mergers, will be the directors of Holdco, in the classes set forth below:

Class A (to serve until 2018 or until their successors are elected and qualified or their earlier resignation or removal):

	Jordan Gnat	FOR	WITHHOLD
		[ ]	[ ]

	[●]	FOR	WITHHOLD
		[ ]	[ ]

Class B (to serve until 2019 or until their successors are elected and qualified or their earlier resignation or removal):

	Bryan Rich, Jr.	FOR	WITHHOLD
		[ ]	[ ]

	Jerry Comstock	FOR	WITHHOLD
		[ ]	[ ]

	B. Luke Weil	FOR	WITHHOLD
		[ ]	[ ]

Class C (to serve until 2020 or until their successors are elected and qualified or their earlier resignation or removal):

	William Murnane	FOR	WITHHOLD
		[ ]	[ ]

	Christopher S. Shackelton	FOR	WITHHOLD
		[ ]	[ ]

	Jim Fredlake	FOR	WITHHOLD
		[ ]	[ ]

3.	To approve the following material differences between the constitutional documents of Holdco that will be in effect upon the closing of the transactions and Andin’a current amended and restated memorandum and articles of association:

3a.	The name of the new public entity will be “Lazydays Holdings, Inc.” as opposed to “Andina Acquisition Corp. II”.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3b.	Holdco will have 100,000,000 authorized shares of common stock and 5,000,000 authorized shares of preferred stock, as opposed to Andina having 100,000,000 authorized ordinary shares and 1,000,000 authorized preferred shares.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3c.	Holdco’s corporate existence will be perpetual as opposed to Andina’s corporate existence terminating if a business combination is not consummated by Andina within a specified period of time.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3d.	Holdco’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that Andina’s amended and restated memorandum and articles of association contains.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	To approve the adoption of the Holdco 2018 Long-Term Incentive Equity Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.	To approve the sale of convertible preferred stock, common stock, and warrants of Holdco for an aggregate purchase price of $88.5 million in private placements which will close simultaneously with the consummation of the mergers.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6.	To adjourn the extraordinary general meeting to a later date or dates, if necessary, if Andina is unable to consummate the mergers for any reason.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: _________________________ 2018

______________________________________________
Stockholder’s Signature

______________________________________________
Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.